As filed with the Securities and Exchange Commission on February 7, 2005
                                                     Registration No. 333-121829



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   -----------

                             HEADWATERS INCORPORATED
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                  87-0547337                 2990
------------------------------- --------------------- --------------------------
(State or Other Jurisdiction of    (I.R.S. Employer   (Primary Standard Industry
 Incorporation or Organization) Identification Number)  Classification Number)

                   10653 South River Front Parkway, Suite 300
                             South Jordan, UT 84095
                                 (801) 984-9400
               --------------------------------------------------
               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                 Kirk A. Benson
                   CEO and Chairman of the Board of Directors
                   10653 South River Front Parkway, Suite 300
                             South Jordan, UT 84095
                                 (801) 984-9400
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                  With copy to:
                             Linda C. Williams, Esq.
                             Pillsbury Winthrop LLP
                                50 Fremont Street
                         San Francisco, California 94105
                            Telephone: (415) 983-1000
                                   -----------

        Approximate date of commencement of proposed sale to the public:

         From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   -----------

                                              CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
                                                                   Proposed Maximum   Proposed Maximum
    Title of Each Class of Securities To Be       Amount to be      Offering Price        Aggregate         Amount of
                  Registered                       Registered          Per Unit        Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock(1)                                   $175,000,000           $ ---(2)      $175,000,000(3)   $20,597.50(3)(4)
--------------------------------------------------------------------------------------------------------------------------

(1) Such indeterminate number or amount of common stock, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $175,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.
(2) The Registrant will determine the proposed aggregate maximum offering price per share from time to time in connection with issuance of the common stock registered hereunder.
(3) United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Estimated solely for the purpose of calculating the registration fee for primary offering pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the common stock listed for the primary offering.

(4)  Previously paid.


                                   -----------

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                             DATED FEBRUARY 7, 2005


The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  $175,000,000

                             HEADWATERS INCORPORATED

                                  Common Stock
                                   -----------

Headwaters Incorporated may offer from time to time shares of its common stock. This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information in this prospectus. Please read this prospectus and any prospectus supplements carefully before investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.


Our common stock is traded on The Nasdaq National Market under the symbol "HDWR." On February 4, 2005, the last reported sale price for our common stock on The Nasdaq National Market was $32.00 per share.


Our principal executive offices are located at 10653 South River Front Parkway, Suite 300, South Jordan, UT 84095, and our telephone number is (801) 984-9400.

We may offer the common stock directly to investors, through agents, underwriters or dealers. See "Plan of Distribution." Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.

Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2005.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS......................................................2

RISK FACTORS...............................................................2

HEADWATERS INCORPORATED....................................................2

WHERE YOU CAN FIND MORE INFORMATION........................................3

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS..............................4

USE OF PROCEEDS............................................................4

DIVIDEND POLICY............................................................5

DESCRIPTION OF CAPITAL STOCK...............................................5

PLAN OF DISTRIBUTION.......................................................7

LEGAL MATTERS..............................................................8

EXPERTS....................................................................8


                                   -----------

                             ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, over approximately the next two years, issue and sell common stock in one or more offerings of common stock with a maximum aggregate offering price of $175,000,000.

         This prospectus provides you with a general description of the common stock we may offer. Each time we offer common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered common stock. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

         Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "we," "us" and "our" refer to Headwaters Incorporated and its subsidiaries.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should consider carefully the risk factors contained in our filing on Form 10-K for the year ended September 30, 2004, and all other information contained in and incorporated by reference in this prospectus before making an investment decision. See "Where You Can Find More Information."

                             HEADWATERS INCORPORATED


         Headwaters is a diversified growth company providing products, technologies and services to the energy, construction and home improvement industries. Headwaters has grown dramatically over the last several years, both organically and through strategic acquisitions that have allowed us to diversify and pursue growth opportunities. Our revenues have grown from $27.9 million in 2000 to $554.0 million for the fiscal year ended September 30, 2004. Headwaters' acquisition strategy has concentrated on opportunities that complement existing business lines, command leading market positions, are accretive to earnings and generate significant cash flow.


         We conduct our business primarily through the following business units:

         Headwaters Resources (formerly known as ISG) is the largest manager and marketer of coal combustion products ("CCPs") in the United States. We create commercial value for CCPs using CCPs primarily as a replacement for portland cement in a variety of concrete products. CCPs, such as fly ash and bottom ash, are created when coal is burned and have traditionally been an environmental and economic burden for coal-fueled power generators but, when properly managed, can result in additional revenue for the utilities.

         Headwaters Construction Materials (formerly known as American Construction Materials) is a market leader in designing, manufacturing and marketing architectural stone veneer under the Eldorado Stone brand acquired in June 2004 and also holds regional market leadership positions in manufacturing and marketing concrete blocks, mortar and stucco materials. In September 2004, we acquired Tapco Holdings, Inc. ("Tapco"), a leading manufacturer of building products accessories (such as window shutters, gable vents and mounting blocks) and professional tools used in exterior residential remodeling and construction. The acquisitions of the Tapco and Eldorado Stone businesses have significantly transformed the Construction Materials business unit and given Headwaters a national presence in the commercial and residential improvement market. With the recent acquisition of Tapco, this business unit has become a market leader in residential exterior building products accessories (such as window shutters, gable vents and mounting blocks) under various Tapco brands.

         Headwaters Energy Services (formerly known as Covol Fuels) is the market leader in enhancing the value of coal used in power generation through licensing proprietary technologies and selling chemical reagents that convert coal into a solid alternative fuel.

         Headwaters Technology Innovation Group, known as HTI, develops and commercializes proprietary technologies to convert or upgrade fossil fuels into higher-value products and develops nanocatalyst technologies that have multiple industrial and chemical applications. The energy-related technologies developed or under development include direct coal liquefaction, the conversion of gas-to-liquid fuels and the upgrading of heavy oil to lighter materials. HTI has also developed a proprietary nanocatalyst technology that will allow for the custom design of catalysts on an atomic scale for multiple industrial applications, which should reduce costs and increase the efficiency of chemical reactions.

         In addition to sharing leadership positions in their respective markets, our business units are linked by a commitment to sustainable business practices and products. We strive to create sustainable products by conserving natural resources, minimizing waste, creating products using less energy, creating products that use less energy, and leading the industries in which we participate to a higher environmental standard.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement incorporates by reference additional information and exhibits. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, under File No. 0-27808. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

         The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede the information that is either contained herein or incorporated by reference herein, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

         o        our Annual Report on Form 10-K for the year ended September
                  30, 2004;


         o our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004;

         o our Current Reports on Form 8-K, filed with the SEC on May 25, 2004 (with respect to Item 7(a) only), on September 13, 2004 (with respect to Item 9.01(a) only), on November 10, 2004 (other than with respect to Items 2.02 and 7.01 and Exhibit
                  99.1 thereto), and on February 7, 2005, and on Form 8-K/A filed with the SEC on December 7 and 13, 2004; and


         o the description of our common stock contained in our amended Annual Report on Form 10-K/A, filed with the SEC on April 24, 1996.

         We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in

         o        the prospectus;

         o        the accompanying prospectus supplement; or

         o any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference to this prospectus;

modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Upon your written or oral request of any or all of the documents incorporated by reference but not delivered with this prospectus, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to the Corporate Secretary, Headwaters Incorporated, 10653 South River Front Parkway, Suite 300, South Jordan, UT 84095. Our telephone number is (801) 984-9400.

         You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                  SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Forward-looking statements include our expectations as to the managing and marketing of coal combustion products and expansion of their commercial use; operations of facilities utilizing alternative fuel technologies; the marketing of alternative fuels; the availability of tax credits; the availability of feed stocks; the receipt of licensing fees; royalties, and product sales revenues; our ability to leverage our business units' complementary distribution systems; our ability to integrate acquired companies; our ability to successfully implement improvements in manufacturing systems; the availability of raw materials for our products; the development, commercialization, and financing of new technologies and products and other strategic business opportunities and acquisitions, including, without limitation, other information about our company and each of our business units. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking. For a discussion of the factors that could cause actual results to differ from expectations, please see the risk factors contained in our filing on Form 10-K for the year ended September 30, 2004, and all other information contained in and incorporated by reference in this prospectus. There can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the applicable report.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and the prospectus supplement for future acquisitions and general corporate purposes, which may include repayment or redemption of existing indebtedness, additions to working capital, financing of capital expenditures, research and development of new technologies and strategic investment opportunities. A significant portion of the net proceeds from the sale of any securities to be offered by the prospectus and the prospectus supplement may be used to pay off some of the indebtedness incurred in the acquisition of Tapco. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may also invest the net proceeds in interest bearing securities. We may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis to fund our future capital and working capital requirements in excess of internally generated funds.

                                 DIVIDEND POLICY

         We have never paid dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. We currently intend to retain any earnings to finance our operations and growth. The terms and conditions of our senior secured credit facilities restrict and limit payments or distributions in respect of our capital stock. Payment of dividends in the future will depend, among other things, upon our debt covenants, ability to generate earnings, need for capital, investment opportunities and overall financial condition.

                          DESCRIPTION OF CAPITAL STOCK

         This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share and preferred stock, par value $0.001 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus. We have also filed our certificate of incorporation and our bylaws as exhibits to the registration statement, of which this prospectus is a part. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock. See "Where You Can Find More Information."

Common Stock

         As of December 31, 2004, our authorized common stock was 50,000,000 shares, of which approximately 33,990,000 shares were issued and outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of directors may from time to time determine. Upon liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

         As of December 31, 2004, our authorized preferred stock was 10,000,000 shares, of which none were issued and outstanding.

         We may issue preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including but not limited to:

         o the distinctive designation of each series and the number of shares that will constitute such series;

         o the voting rights, if any, of shares of the series and the terms and conditions of such voting rights;

         o the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;

         o the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;

         o the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

         o any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

         o the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, if such shares are convertible or exchangeable.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

         We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a "business combination," except under certain circumstances, with an "interested stockholder" for a period of three years following the date such person became an "interested stockholder" unless:

         o before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

         o upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

         o at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

         The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

         The ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our board of directors to issue preferred stock without further stockholder action, including adoption of a stockholders rights plan using preferred stock rights, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contests, even if favorable to the interests of stockholders, and could depress the market price of our common stock. In addition, our bylaws provide that our board of directors is divided into three classes, a separate class to be elected each year, making it more difficult to replace the entire board of directors or remove individual directors. In addition, our bylaws may be amended by action of the board of directors. Certain provisions under consideration for amendment are notice requirements and other procedures with respect to special meetings called by stockholders, stockholder action by written consent and director nominations by stockholders.

Limitation of Liability and Indemnification

         Delaware law permits, and our certificate of incorporation contains, provisions eliminating a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law for improper dividends, repurchases or redemptions of stock or (iv) for any transaction from which the director derives an improper personal benefit. These provisions do not limit or eliminate our rights or any stockholder's rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director's fiduciary duty. These provisions will not alter a director's liability under federal securities law. We have put in place agreements with our directors and executive officers containing provisions indemnifying our directors and officers to the fullest extent permitted by Delaware General Corporation Law. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as our directors.

Transfer Agent

         The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.


                              PLAN OF DISTRIBUTION

         We may sell the securities:

         o through one or more underwriters or dealers in a public offering and sale by them,

         o        directly to investors, or

         o        through agents.

         We may sell the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

         o        at market prices prevailing at the times of sale,

         o        at prices related to such prevailing market prices, or

         o        at negotiated prices.

         Further, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

         We will describe the method of distribution of the securities in the prospectus supplement.

         Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our respective purchasers (as their agents in connection with the sale of securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

         We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

         All securities will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of any of the securities may make a market in those securities. However, they are not obligated to make a market and may discontinue market making activity at any time. No assurance can be given as to the liquidity of the trading market for any of the securities.

         Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

         Selected legal matters with respect to the validity of any securities issued under this prospectus will be passed upon for us by Pillsbury Winthrop LLP, San Francisco, California, and New York, New York.

                                     EXPERTS

         Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


         The consolidated financial statements of Tapco Holdings, Inc. and subsidiaries incorporated in this prospectus and the registration statement by reference to Headwaters Incorporated's Current Report on Form 8-K dated September 13, 2004, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements of Eldorado Stone LLC and subsidiaries as of December 31, 2002 and 2003, and for the years then ended, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         This prospectus and the registration statement incorporates by reference the audited financial statements of Eldorado Stone LLC and subsidiaries for the year ended December 31, 2001, by reference to Headwaters Incorporated's Current Report on Form 8-K dated May 25, 2004 in reliance upon the report of Arthur Andersen LLP, independent public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The Arthur Andersen LLP report on the December 31, 2001 consolidated financial statements of Eldorado Stone LLC and subsidiaries, dated March 29, 2002, is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Eldorado Stone LLC and subsidiaries' financial statements as of and for the year ended December 31, 2001, and has not been reissued by Arthur Andersen LLP because Arthur Andersen LLP has ceased operations.

         We have not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of Arthur Andersen LLP's report in this prospectus and registration statement; therefore, we have dispensed with the requirement to file Arthur Andersen LLP's consent in reliance on Rule 437a under the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of its report in this prospectus and the registration statement, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act of 1933 for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP that are incorporated by reference into this prospectus and the registration statement or any omissions to state a material fact required to be stated therein.

PART II

                     Information Not Required in Prospectus

         Item 14. Other Expenses of Issuance and Distribution. The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.


         Registration Fee                                       $     20,597.50
         Blue Sky Qualification Fees and Expenses*                     2,000.00
         Transfer Agent Fees*                                          1,000.00
         Printing Fees*                                               30,000.00
         Legal Fees and Expenses*                                     30,000.00
         Accounting Fees and Expenses*                                30,000.00
         Miscellaneous*                                                7,000.00
                                                                ----------------
            Total                                               $    120,597.50
                                                                ================


         *   Estimated.

         Item 15. Indemnification of Directors and Officers. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

         Article VII of the registrant's certificate of incorporation exonerates the Registrant's directors from personal liability for monetary damages for breach of the fiduciary duty of care as a director, except for any breach of the directors' duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article VII does not eliminate a stockholder's right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

         The registrant maintains directors' and officers' liability insurance policies. The registrant has entered into contracts with its directors and executive officers providing for indemnification of the registrant's officers and directors to the fullest extent permitted by applicable law.

         Item 16. Exhibits.

                 Exhibit
                   No.                             Description
                 -------                           -----------

                  1.1* Form of Underwriting Agreement relating to common stock.
                  4.1      Restated Certificate of Incorporation of
                           Headwaters.(1)
                  4.2      Bylaws of Headwaters (Originally designated as
                           Exhibit 3.2).(2)

                  4.2.1 Certificate of Amendment to Bylaws of Headwaters dated January 31, 1996 (Originally designated as
                           Exhibit 3.2.1).(2)
                  4.2.2 Certificate of Amendment to the Bylaws dated May 20, 1997 (Originally designated as Exhibit No. 3.2.1).(3)
                  4.2.3 Certificate of Amendment to the Bylaws dated June 25, 1997 (Originally designated as Exhibit No. 3.2.2).(3)

                  5.1**    Opinion of Pillsbury Winthrop LLP.
                  23.1**   Consent of Pillsbury Winthrop LLP (included in
                           Exhibit 5.1).
                  23.2     Consent of Ernst & Young LLP.
                  23.3     Consent of PricewaterhouseCoopers LLP.
                  23.4     Consent of KPMG LLP.
                  23.5     Statement in lieu of consent of Arthur Andersen LLP.

                  24.1 Power of Attorney (included on the signature page hereof).

         * To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.


         **       Previously filed.


         (1) Incorporated by reference to the indicated exhibit filed with Headwaters' Current Report on Form 8-K, filed September 12, 2001.

         (2) Incorporated by reference to the indicated exhibit filed with Headwaters' Registration Statement on Form 10, filed February 26, 1996.

         (3) Incorporated by reference to the indicated exhibit filed with Headwaters' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

         Item 17. Undertakings. The undersigned registrant hereby undertakes:

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in South Jordan, State of Utah, on February 7, 2005.


                                           HEADWATERS INCORPORATED


                                           /s/ KIRK A. BENSON
                                           -------------------------------------
                                           By:Kirk A. Benson,
                                              Chief Executive Officer and
                                              Chairman of the Board of Directors



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                             DATE
          ---------                       -----                             ----

 /s/ KIRK A. BENSON          Director and Chief Executive       February 7, 2005
--------------------------   Officer (Principal Executive
Kirk A. Benson               Officer)

/s/            *             Chief Financial Officer (Principal February 7, 2005
--------------------------   Financial and Accounting Officer)
Steven G. Stewart

/s/            *             Director                           February 7, 2005
--------------------------
James A. Herickhoff

/s/            *             Director                           February 7, 2005
--------------------------
Raymond J. Weller

/s/            *             Director                           February 7, 2005
--------------------------
E.J. "Jake" Garn

/s/            *             Director                           February 7, 2005
--------------------------
R. Sam Christensen

/s/            *             Director                           February 7, 2005
--------------------------
William S. Dickinson

/s/            *             Director                           February 7, 2005
--------------------------
Blake O. Fisher, Jr.

/s/            *             Director                           February 7, 2005
--------------------------
Malyn K. Malquist

*By /s/ Harlan M. Hatfield
--------------------------
Attorney-in-Fact

                                  Exhibit Index

         Item 16.  Exhibits.
                 Exhibit
                   No.                             Description
                 -------                           -----------

                  1.1* Form of Underwriting Agreement relating to common stock.
                  4.1      Restated Certificate of Incorporation of
                           Headwaters.(1)
                  4.2      Bylaws of Headwaters (Originally designated as
                           Exhibit 3.2).(2)
                  4.2.1 Certificate of Amendment to Bylaws of Headwaters dated January 31, 1996 (Originally designated as
                           Exhibit 3.2.1).(2)
                  4.2.2 Certificate of Amendment to the Bylaws dated May 20, 1997 (Originally designated as Exhibit No. 3.2.1).(3)
                  4.2.3 Certificate of Amendment to the Bylaws dated June 25, 1997 (Originally designated as Exhibit No. 3.2.2).(3)

                  5.1**    Opinion of Pillsbury Winthrop LLP.
                  23.1**   Consent of Pillsbury Winthrop LLP (included in
                           Exhibit 5.1).
                  23.2     Consent of Ernst & Young LLP.
                  23.3     Consent of PricewaterhouseCoopers LLP.
                  23.4     Consent of KPMG LLP.
                  23.5     Statement in lieu of consent of Arthur Andersen LLP.

                  24.1 Power of Attorney (included on the signature page hereof).

         * To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.


         **       Previously filed.


         (1) Incorporated by reference to the indicated exhibit filed with Headwaters' Current Report on Form 8-K, filed September 12, 2001.

         (2) Incorporated by reference to the indicated exhibit filed with Headwaters' Registration Statement on Form 10, filed February 26, 1996.

         (3) Incorporated by reference to the indicated exhibit filed with Headwaters' Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.